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EXHIBIT 99.2      UPS CAPITAL AND FIRST INTERNATIONAL BANK QUESTIONS AND
                  ANSWERS DATED JANUARY 16, 2001

                       UPS CAPITAL AND FIRST INTERNATIONAL
                              QUESTIONS AND ANSWERS
                                JANUARY 16, 2001

1.   WHY IS UPS BUYING FIRST INTERNATIONAL BANCORP?

The acquisition will add First International's innovative structured trade finance and commercial lending programs to the expanding capabilities of UPS Capital Corporation, the financial services subsidiary of UPS. UPS believes the acquisition will create a powerful combination of financial, shipping and logistics solutions for customers that will enable them to better manage their supply chains through the integration of funds, goods and information.

First International's expertise in government-backed lending will enhance UPS Capital's financial services portfolio, which currently includes global trade finance, asset-based lending, factoring and equipment leasing.

2.   WHAT KIND OF BANK IS FIRST INTERNATIONAL?

It's not a retail bank in the traditional sense. First International is a highly specialized financial services company that provides innovative credit, trade and financial solutions to small- and medium-sized companies (mainly manufacturers, distributors, and wholesalers) in the United States and international emerging markets. It is a leader in the use of commercial loan guarantee programs made available by the U.S. Small Business Administration, the U.S. Department of Agriculture, and the Export-Import Bank of the United States. In calendar year 1999, First International originated an estimated $550 million in loans primarily within its industrial niche, and, at September 30, 2000, had a managed loan portfolio of approximately $1.2 billion.

3.   WHY DID UPS SELECT FIRST INTERNATIONAL?

First International, a proven global lender, has a broad range of commercial and international financing products, an outstanding reputation, and a leadership position in the government-guaranteed lending programs of the U.S. Small Business Administration, the U.S. Department of Agriculture, and the Export-Import Bank of the United States.

Specifically, based on the most recently available information, First International was:

- For the fourth consecutive year, the country's largest Export-Import Bank lender as measured by number of transactions. Just recently, the Export-Import Bank announced that First International processed a record 154 transactions, almost three times as many as the No. 2 lender during the Export-Import Bank's most recent reporting period. That announcement came on the heels of First International receiving Ex-Im Bank's highest lending authority status - that of "Super Delegated Lending Authority" - which was accorded in September 2000.

- The largest U.S. Department of Agriculture Business and Industry lender measured by dollar volume.
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-    The 11th-largest U.S. Small Business Administration 7(a) lender measured by dollar volume (and the largest in New England).

Additionally, First International:

- Has 95 experienced lending officers and 14 international representatives strategically located around the world who not only possess a specialized market knowledge but also will serve as an important channel for UPS Capital products.

- Brings cross-selling opportunities to UPS Capital in the areas of leasing, international trade products, and distribution finance.

- Has an international network that is characterized by its geographic diversity and its ability to facilitate both export and import trade.

- Serves a niche market (small to medium-sized industrial companies with sales of $1 million to $50 million) that has been traditionally under served by financial institutions. And these are the same customers that UPS serves with its distribution and financing solutions.

- Has multiple origination channels and has new strategic e-commerce relationships in place.

4.  HOW WILL FIRST INTERNATIONAL BANK BE REGULATED AFTER THE ACQUISITION?

As a condition to the completion of the acquisition, prior to closing, First International Bank will sell all of its deposits, approximately $260 million, to a third party subject to regulatory approval. As a result of such sale, First International Bank will cease to be a federally insured depository institution regulated by the FDIC and First International Bancorp, Inc. will cease to be a bank holding company regulated by the Federal Reserve System. Following the acquisition, First International Bank will operate as a non-depository bank chartered by the State of Connecticut Department of Banking, and will be subject to Connecticut's state banking laws and regulations.

5.  WHAT IS THE BENEFIT OF THE BANK CHARTER?

The principal benefit of the bank charter is that it will allow First International Bank to continue to participate in the SBA and similar programs that constitute such an important part of the Bank's business.

6.  WILL THIS AFFECT UPS'S AAA CREDIT RATING?

Credit ratings are established independently by the rating agencies. However, we strongly believe that this transaction will have no effect on UPS's AAA credit rating. UPS and UPS Capital are committed to disciplined, consistent growth and to making sound, quality credit decisions. First International shares this commitment. Additionally, approximately two-thirds of First International's loans are substantially guaranteed or insured by U.S. government agencies and other sources.

7.  WHEN DO YOU EXPECT THIS TRANSACTION TO CLOSE?

We expect to complete the transaction, following the receipt of all required regulatory and other approvals and satisfaction of other closing conditions, mid to late second quarter 2001.
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8.   WHAT ARE THE NECESSARY REGULATORY AND OTHER APPROVALS TO BE OBTAINED PRIOR
     TO THE CLOSING?

- UPS will need to obtain approval from the Connecticut Department of Banking.

- Additionally, prior to the closing, First International Bank's deposits will be sold to a third party, subject to regulatory approvals.

- The acquisition also must be approved by a majority of the shareholders of First International Bancorp.

- The transaction also will require Hart-Scott-Rodino clearance, similar to that required for most acquisitions.

9. FIRST INTERNATIONAL SECURITIZES AND SELLS LOANS AND RELIES ON FEE INCOME OR GAIN ON SALES FOR A MAJORITY OF ITS REVENUES. WILL THIS STRATEGY BE CONTINUED?

No. First International has historically sold and securitized loans originated as a means to fund its operations. UPS Capital currently expects to hold these loans in its portfolio, and currently expects to fund First International's loans with UPS's resources.

10. WHAT IS THE REVENUE PROJECTION FOR THE COMBINED COMPANY FOR THE NEXT 12 TO 24 MONTHS?

We don't break out revenues for UPS Capital.

11.  WHAT ARE THE TERMS OF THE DEAL?

United Parcel Service, Inc. will acquire First International Bancorp, Inc. for approximately $78 million in UPS Class B common stock, based on the closing price for UPS Class B common stock on Friday, January 12, 2001.

Under the terms of the merger agreement, First International Bancorp, Inc. shareholders will receive UPS Class B common stock in exchange for shares of First International Bancorp, Inc. common stock, based on the number of shares of First International Bancorp common stock outstanding at closing. Based on First International Bancorp having approximately 8.3 million shares outstanding as of September 30, 2000, UPS would issue approximately 1.3 million shares of UPS Class B common stock in the merger or approximately 0.160 shares of UPS Class B common stock for each share of First International Bancorp common stock. The exchange ratio is subject to a "collar" if the transaction is completed after July 31, 2001.

The aggregate merger consideration paid by UPS is subject to reduction under certain circumstances based on the net book value of First International Bancorp at the closing. In addition, based on the January 12, 2001 closing price for UPS Class B common stock, approximately 10% of the stock to be issued in the merger will be placed in escrow pending the performance of First International's loan portfolio during the twelve months following the closing and the resolution of any indemnification claims with respect to First International's representations, warranties and covenants in the merger agreement. The escrow and the potential reduction in the merger consideration are described in the merger agreement, which will be filed with the Securities and Exchange Commission.
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12.  IS THIS TRANSACTION DILUTIVE OR ACCRETIVE TO UPS EARNINGS?

UPS expects the acquisition to be non-dilutive relative to earnings per share in 2001 and slightly accretive in 2002.

13.  HOW MANY SHARES OF FIRST INTERNATIONAL'S STOCK ARE OUTSTANDING?

First International Bancorp has approximately 8.3 million shares of common stock outstanding. In connection with the execution of the merger agreement, key shareholders controlling approximately 53% of the outstanding shares of First International Bancorp have entered into agreements with UPS to vote their shares of First International Bancorp stock in favor of the transaction.

14. WHO IS THE CEO OF FIRST INTERNATIONAL BANCORP, INC. AND WHAT ROLE WILL HE PLAY AFTER THE ACQUISITION?

Brett N. Silvers is the chairman and chief executive officer. He will continue to direct operations following the acquisition.

15. IS THERE ANY PROVISION IN THIS TRANSACTION TO KEEP OTHER TOP EXECUTIVES IN PLACE FOR A PERIOD OF TIME?

Continuity of leadership is an important value driver. As such, there are certain arrangements with regard to performance and tenure.

16. AFTER THE MERGER, WILL FIRST INTERNATIONAL BE DISSOLVED AND WILL ITS PEOPLE AND ASSETS BE FOLDED INTO UPS CAPITAL?

First International will not be dissolved. It will be operated as part of the UPS Capital platform.

17. WHAT ROLES WILL UPS CAPITAL GLOBAL TRADE FINANCE AND OTHER UPS CAPITAL BUSINESS UNITS PLAY?

We believe that they will be highly complementary to each other with little redundancy. The Global Trade Finance Group will have the opportunity to cross-sell Export-Import Bank receivable financing in addition to bank guarantees, and First International's employees will have the opportunity to cross-sell for global trade finance, distribution finance and leasing.

18.  HOW MANY EMPLOYEES DOES FIRST INTERNATIONAL HAVE?

First International has approximately 200 employees, including 95 experienced lending officers. First International also has 14 international representatives.

19. WHAT ARE THE LOCATIONS OF ITS OFFICES, AND WILL THESE LOCATIONS BE RETAINED AFTER THE ACQUISITION? WHAT ABOUT THE HARTFORD, CONNECTICUT HEADQUARTERS?

First International has U.S. offices in Boston, Cleveland, Detroit, Hartford, Los Angeles, Miami, Morristown, Philadelphia, Pittsburgh, Providence, Richmond, Rochester, Springfield,
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St. Louis and Washington, D.C. First International has representatives in
Argentina, Brazil, Central America, Egypt, India, Indonesia, Korea, Mexico, North Africa, the Philippines, Poland, South Africa, Turkey and West Africa. We expect these offices and representatives to be retained after the acquisition.

Our plan is for First International to remain headquartered in Hartford, together with its lending and operational staff.

20. ARE THERE CUSTOMERS OF FIRST INTERNATIONAL WHO ALSO ARE CUSTOMERS OR TARGETED PROSPECTS OF UPS AND UPS CAPITAL?

Yes, we believe that there are substantial synergies in the customer base. First International serves small and medium-sized manufacturers, distributors, and wholesalers, the same kinds of customers that UPS serves with its distribution, and financing solutions.


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         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, as well as statements relating to regulatory approvals required in connection with the proposed transaction, the prospects and financial condition of the combined operations of UPS and First International Bancorp, the ability of the parties to successfully consummate the transaction and integrate the operations of the combined enterprises and other statements relating to future events and financial performance. Such forward-looking statements involve certain risks and uncertainties. Important factors may cause actual results to differ materially from those contained in forward-looking statements. These include the failure of the proposed transaction to be completed for any reason, the competitive environment in which UPS operates, economic and other conditions in the markets in which UPS operates, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in operating results and other risks discussed in filings that UPS has made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which discussions are incorporated herein by reference.

         Many important factors could also cause actual results to differ materially from those in the forward-looking statements made by or about First International. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the banking and commercial finance industries and those specifically relating to the continuation in their present form of the government guaranteed loan programs utilized by First International; the ability of First International to continue its recent growth in an increasingly competitive market for loan originations; disruption in the capital markets which may delay or prevent First International from receiving funding under warehouse lines of credit or completing loan sales and securitizations; and other risks identified in First International's Securities and Exchange Commission filings.
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         UPS and First International Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. These documents will contain important information, and we urge investors to read them. Investors will be able to obtain the documents free of charge at the SEC's website. www.sec.gov. Please read the proxy statement/prospectus carefully before making a decision concerning the merger.